SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) August 8, 2002



Commission        Registrant; State of Incorporation;         I.R.S. Employer
File Number        Address; and Telephone Number            Identification No.
-----------        -----------------------------            ------------------

333-21011       FIRSTENERGY CORP.                                34-1843785
                (An Ohio Corporation)
                76 South Main Street
                Akron, Ohio  44308
                Telephone (800)736-3402


1-2323          THE CLEVELAND ELECTRIC ILLUMINATING COMPANY      34-0150020
                (An Ohio Corporation)
                c/o FirstEnergy Corp.
                76 South Main Street
                Akron, OH  44308
                Telephone (800)736-3402


1-3583          THE TOLEDO EDISON COMPANY                        34-4375005
                (An Ohio Corporation)
                c/o FirstEnergy Corp.
                76 South Main Street
                Akron, OH  44308
                Telephone (800)736-3402



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Item 5.  Other Events

           FirstEnergy Corp. and NRG Energy announced agreements on November 29, 2001, under which NRG, through an affiliate, would purchase four predominantly coal-fired power plants located along Lake Erie from subsidiaries of FirstEnergy, including The Cleveland Electric Illuminating Company (CEI) and The Toledo Edison Company (TE), for $1.5 billion. FirstEnergy had originally planned to optionally redeem outstanding long-term debt and preferred stock aggregating approximately $1.0 billion ($411.9 million applicable to CEI and $144.1 million applicable to TE) in the second half of 2002 with the proceeds from the sale to NRG.

           On August 8, 2002, FirstEnergy notified NRG Energy and its NRG Able Acquisition LLC affiliate that the agreements have been canceled because of the affiliate's anticipatory breach of the agreements.

           FirstEnergy also notified NRG and its affiliate that FirstEnergy is reserving the right to pursue legal action against NRG, its affiliate, and its parent Xcel Energy for damages and other relief, based on the anticipatory breach of the agreements.

           In response, on August 8, 2002, NRG advised FirstEnergy of its position that it did not commit an anticipatory breach of the agreements and that FirstEnergy's cancellation was not permitted under the terms of the agreements.

           On August 9, 2002, FirstEnergy reiterated its position as to NRG's anticipatory breach and reminded NRG of certain of the specific actions NRG's representative took in repudiating the agreements.

           FirstEnergy will pursue all opportunities to maximize the value of these units to shareholders including discussions with other parties who have expressed an interest in purchasing the plants. FirstEnergy believes that an agreement can be reached with a buyer on a timely basis and that no impairment of these assets is appropriate.

           This Form 8-K includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms "anticipate", "potential", "expect", "believe", "estimate" and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, legislative and regulatory changes (including revised environmental requirements), the availability and cost of capital, ability to accomplish or realize anticipated benefits from strategic initiatives and other similar factors.

                                    SIGNATURE



           Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



August 12, 2002




                                            FIRSTENERGY CORP.
                                            -----------------
                                               Registrant

                                         THE CLEVELAND ELECTRIC
                                         ----------------------
                                          ILLUMINATING COMPANY
                                          --------------------
                                               Registrant

                                       THE TOLEDO EDISON COMPANY
                                       -------------------------
                                               Registrant



                                         /s/  Harvey L. Wagner
                                   ---------------------------------------
                                              Harvey L. Wagner
                                         Vice President, Controller
                                        and Chief Accounting Officer